Exhibit 10.1

THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933
ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT (THE "AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

                            SHARE EXCHANGE AGREEMENT

      This SHARE EXCHANGE AGREEMENT, dated as of December 29, 2004 (this "Agreement"), is by and between Slabsdirect.com, Inc., a Delaware corporation ("Slabsdirect"), CTT Distributors Ltd., a British Columbia corporation ("CTT Distributors") and the shareholders of CTT Distributors set forth on Schedule I attached hereto ("the "Shareholders").

                                   WITNESSETH:

      WHEREAS, the Shareholders are the owners of 455,001 shares of common stock, without par value per share (the "Shares"), of CTT Distributors, which represent all of the issued and outstanding shares of common stock of CTT Distributors;

      WHEREAS, the Shareholders desire to exchange the Shares for shares of common stock, $.0001 par value per share, of Slabsdirect ("Slabsdirect Common Stock");

      WHEREAS, the respective Boards of Directors of CTT Distributors and Slabsdirect deem it advisable and in the best interests of CTT Distributors and Slabsdirect, respectively, and their respective shareholders, to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth herein;

      WHEREAS, it is the parties' mutual intent that the exchange of the Shares contemplated by this Agreement be part of plan of reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, Slabsdirect, CTT Distributors and the Shareholders hereby agree as follows:

                                    ARTICLE 1
                           EXCHANGE OF SHARES; CLOSING

      Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, the Shareholders agree at the Closing to exchange with full title guarantee, transfer, assign and deliver to Slabsdirect, and Slabsdirect agrees to acquire from the Shareholders, the Shares, free and clear of any and all liens.

      Section 1.2 Consideration. In consideration for its acquisition of the Shares, Slabsdirect agrees at the Closing to issue and deliver an aggregate of 455,001 shares of Slabsdirect Common Stock (the "New Shares") to the Shareholders, to be allocated among the Shareholders in accordance with Schedule I attached hereto.

      Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery hereof at the offices of Slabsdirect or such other place as the parties may agree.

      Section 1.4 Deliveries at Closing. At the Closing:

      (a)   Slabsdirect shall deliver to the Shareholders:

            (i) certificates, registered in their individual names in accordance with the allocation set forth on Schedule I, representing the New Shares; and

            (ii) resolutions of Slabsdirect's board of directors, certified by the Secretary of Slabsdirect, authorizing this Agreement and the transactions contemplated hereby;

      (b)   the Shareholders and CTT Distributors shall deliver to Slabsdirect:

            (i) certificates evidencing all of the issued and outstanding shares of common stock of CTT Distributors; and

            (ii) resolutions of CTT Distributors' board of directors and shareholders, certified by the Secretary of CTT Distributors, authorizing this Agreement and the transactions contemplated hereby.

                                    ARTICLE 2
     REPRESENTATIONS AND WARRANTIES OF CTT DISTRIBUTORS AND THE SHAREHOLDERS

      The Shareholders and CTT Distributors represent and warrant to Slabsdirect as of the date hereof as follows:

      Section 2.1 Organization.

      CTT Distributors is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted. Unless the context otherwise requires, CTT Distributors and its subsidiaries are collectively referred to as "CTT Distributors".

      Section 2.2 Capitalization. As of the date of this Agreement, the authorized capital stock of CTT Distributors consists of unlimited shares of common stock, without par value per share, 455,001 shares of which are validly issued and outstanding and constitute the Shares, which are fully paid and non-assessable.

      Section 2.3 Ownership.

      The Shareholders are the sole record and beneficial owners of the Shares in the amounts set forth in Schedule I attached hereto. The Shareholders have good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to Slabsdirect in accordance with the terms of this Agreement transfers good and marketable title to the Shares to Slabsdirect free and clear of all liens, restrictions, rights, options and claims of every kind.

      Section 2.4 Authority; Enforceability. The Shareholders have full legal capacity, and CTT Distributors has full legal right, power and authority, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by CTT Distributors and the Shareholders, and each other agreement, instrument or documents executed or to be executed by CTT Distributors and the Shareholders in connection with the transactions contemplated hereby has been duly authorized, executed and delivered by CTT Distributors and the Shareholders and constitutes a valid and legally binding obligation of CTT Distributors and the Shareholders enforceable against CTT Distributors and the Shareholders in accordance with their respective terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

      Section 2.5 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by CTT Distributors of any of the transactions contemplated hereby.

      Section 2.6 Title to Assets. CTT Distributors, and each of its subsidiaries has good and marketable title to all of its assets, and such assets will be free and clear of all liens, charges, security interests or other encumbrances except liens for current taxes not yet due.

      Section 2.7 Condition of Assets. CTT Distributors' assets have been maintained for their respective intended purposes in the ordinary course of business and are in good condition and repair except for ordinary wear and tear; and the facilities leased in connection with CTT Distributors' business operations have been maintained in the ordinary course and no material expenditures are presently required for the repair and maintenance thereof.

      Section 2.8 Books and Records. Except with respect to taxes not yet assessed, the underlying books and records of CTT Distributors reflect all of the debts, liabilities and obligations of any nature (whether absolute, accrued or otherwise, and whether due or to become due) of CTT Distributors at the dates thereof. CTT Distributors has not given any guarantees of the obligations of any other person or entity.

      Section 2.9 Undisclosed Liabilities. CTT Distributors had no liabilities of any nature, whether accrued, absolute, contingent, or otherwise; including without limitation, tax liabilities due or to become due. CTT Distributors does not know or have reasonable grounds to know of any basis for the assertion against CTT Distributors of any liability of any nature or in any amount not fully reflected or reserved against.

      Section 2.10 Litigation. There is no litigation, action, suit or other proceeding pending or, to the best of CTT Distributors' knowledge, any material litigation, action, suit or other proceeding threatened against CTT Distributors relating to the business or the assets of CTT Distributors, or which could adversely affect the transactions contemplated by this Agreement.

      Section 2.11 Taxes. Except for the income tax returns required to be filed in the Province of British Columbia, all tax returns and reports of CTT Distributors and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by CTT Distributors and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by CTT Distributors or its subsidiaries. CTT Distributors is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

      Section 2.12 Compliance with Laws. The business of CTT Distributors is in compliance in all material respects with all laws, federal, state or local, and all provisions of all rules, and regulations of any federal agency, authority, board, commission, or the like, or any state or local government, or any authority, agency, board, commission, or the like having jurisdiction over such business; including those relating to environmental laws and regulations. CTT Distributors possesses all material licenses, permits and governmental approvals and authorizations which are required to own its assets and conduct its business as heretofore conducted.

      Section 2.13 Material Agreements. All such material contracts, leases and agreements permit the transactions contemplated by this Agreement without the consent of any other party, or, if such consent is required, the consent has been obtained. All such material contracts, leases and agreements are in full force and binding upon the parties thereto, and no party thereto is in material default of any such agreements.

      Section 2.14 Officers and Directors. Schedule 2.14 sets forth the names of the executive officers and directors of CTT Distributors and each of its Subsidiaries.

      Section 2.15 Charter. True and correct copies of all of its minute and stock record books and certificate of incorporation and bylaws have been delivered to Slabsdirect.

      Section 2.16 Insurance. All policies of fire, liability and other forms of insurance held by CTT Distributors are deemed by CTT Distributors to be sufficient, and valid policies, in such amounts; will be outstanding and duly in force on the Closing Date.

      Section 2.17 Guarantees. Neither CTT Distributors nor any of its subsidiaries is liable for and/or has guaranteed the obligations of any person or entity other than the obligations of a subsidiary nor is CTT Distributors or any such subsidiary a party to any agreement to do so.

      Section 2.18 Accuracy; Survival. The representations, warranties and statements of CTT Distributors contained in this Agreement or any Exhibit hereto, or in any Certificate delivered by CTT Distributors pursuant to this Agreement, are true and correct in all material respects and do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading. All such representations, warranties and statements shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by either of the parries to this Agreement.

      Section 2.19 No Conflict. Neither the execution and the delivery of this Agreement by the Shareholders, nor the consummation of the transactions contemplated hereby (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien upon the Shares under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of CTT Distributors or, to any material extent, under the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which either CTT Distributors or the Shareholders or any of their assets are bound, or (e) to any material extent, violate any Applicable Law binding upon either CTT Distributors or the Shareholders or any of their assets.

      Section 2.20. Investment Representation. Each of the Shareholders represents and warrants as follows:

            (a) Each of the Shareholders has relied solely on her independent investigation in making the decision to purchase the New Shares. Each of the Shareholder's determination to purchase the New Shares was made independent of, and was not affected by, any statements or opinions (or the lack thereof) regarding the advisability of the purchase or as to the properties, business, prospects or condition of Slabsdirect (financial or other) which may have been made or given by Slabsdirect or its shareholders. The Shareholder is not aware of any advertisement of any of the New Shares.

            (b) Shareholder represents and warrants that he/she is at least twenty-five years of age, is not nor has ever been a United States person, as defined in Rule 902 of Regulation S promulgated under the Securities Act of 1933 (the "1933 Act"), and the Shareholder is outside of the United States when receiving and executing this Agreement.

            (c) The undersigned Shareholder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the 1933 Act.

            (d) The New Shares are being purchased for the Shareholder's own account without the participation of any other person, with the intent of holding the New Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the New Shares and not with a view to, or for a resale in connection with, any distribution of the New Shares or any portion thereof, nor is the undersigned aware of the existence of any distribution of Slabsdirect's securities. Furthermore, the undersigned has no present intention of dividing such New Shares with others or reselling or otherwise disposing of any portion of such New Shares, either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

            (e) The Shareholders recognize that the New Shares will be: (i) sold to Shareholder without registration under any state or federal law relating to the registration of securities for sale; (ii) issued and sold in reliance on the exemption from registration under the Delaware Securities Act (the "Act"); (iii) issued and sold in reliance on the exemption from registration under the 1933 Act provided by Section 4(2) of the 1933 Act; and (iv) issued and sold to non-United States persons, as defined in Section 902(k) under Regulation S promulgated under the 1933 Act.

            (f) The Shareholders understand and agree that offers and sales of any of the New Shares, prior to the expiration of a period of one year after the date of transfer of the Shares (the "Distribution Compliance Period"), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with all applicable securities laws. The Shareholders understand and agree not to engage in any hedging transactions involving the new Shares, prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the 1933 Act.

            (g) The Shareholders have not acquired the New Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the New Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the New Shares; provided, however, that the Shareholder may sell or otherwise dispose of the New Shares pursuant to registration of the New Shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein.

            (h) The Shareholders agree that the Company will refuse to register any transfer of the New Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws

      Section 2.21 Legends. The Shareholders hereby acknowledge that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the New Shares will bear a legend in substantially the following form:

            THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

      Section 2.22 Records. The Shareholders hereby acknowledge and agree to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

      Section 2.23 No Other Representations or Warranties. Except as set forth above in this Section 2, no other representations or warranties of any kind, express or implied, are made in this Agreement by CTT Distributors or the Shareholders to Slabsdirect.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF SLABSDIRECT

      Slabsdirect represents and warrants to CTT Distributors and the Shareholders as of the date hereof as follows:

      Section 3.1 Organization. Slabsdirect is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted. Section 3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Slabsdirect consists of 30,000,000 shares of common stock, $.0001 par value per share, of which 10,312,100 shares of common stock are validly issued and outstanding and 5,000,000 shares of preferred stock, $0.0001 par value, of which no shares are validly issued and outstanding.

      Section 3.3 Authority; Enforceability. Slabsdirect has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Slabsdirect and no other corporate proceedings on the part of Slabsdirect are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Slabsdirect and constitutes a valid and binding obligation of Slabsdirect, enforceable against Slabsdirect in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

      Section 3.4 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by Slabsdirect of any of the transactions contemplated hereby.

      Section 3.5 Title to Assets. Slabsdirect, and each of its subsidiaries has good and marketable title to all of its assets and such assets will be free and clear of all liens, charges, security interests or other encumbrances except liens for current taxes not yet due.

      Section 3.6 Condition of Assets. Slabsdirect's assets have been maintained for their respective intended purposes in the ordinary course of business and are in good condition and repair except for ordinary wear and tear.

      Section 3.7 Books and Records. Except with respect to taxes not yet assessed, the underlying books and records of Slabsdirect reflect all of the debts, liabilities and obligations of any nature (whether absolute, accrued or otherwise, and whether due or to become due) of Slabsdirect at the dates thereof. Slabsdirect has not given any guarantees of the obligations of any other person or entity.

      Section 3.8 Undisclosed Liabilities. Slabsdirect had no liabilities of any nature, whether accrued, absolute, contingent, or otherwise; including without limitation, tax liabilities due or to become due. Slabsdirect does not know or have reasonable grounds to know of any basis for the assertion against Slabsdirect of any liability of any nature or in any amount not fully reflected or reserved against.

      Section 3.9 Litigation. There is no litigation, action, suit or other proceeding pending or, to the best of Slabsdirect's knowledge, any material litigation, action, suit or other proceeding threatened against Slabsdirect relating to the business or the assets of Slabsdirect, or which could adversely affect the transactions contemplated by this Agreement.

      Section 3.10 Taxes. Except for the income tax returns required to be filed in the State of Delaware or the Province of British Columbia, all tax returns and reports of Slabsdirect and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Slabsdirect and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Slabsdirect or its subsidiaries. Slabsdirect is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns.

      Section 3.11 Compliance with Laws. The business of Slabsdirect is in compliance in all material respects with all laws, federal, state or local, and all provisions of all rules, and regulations of any federal agency, authority, board, commission, or the like, or any state or local government, or any authority, agency, board, commission, or the like having jurisdiction over such business; including those relating to environmental laws and regulations. Slabsdirect possesses all material licenses, permits and governmental approvals and authorizations which are required to own its assets and conduct its business as heretofore conducted.

      Section 3.12 Material Agreements. All material contracts, leases and agreements permit the transactions contemplated by this Agreement without the consent of any other party, or, if such consent is required, the consent has been obtained.

      Section 3.13 Officers and Directors. As of the date of this Agreement, Steven Bruk is the sole executive officer and director of Slabsdirect.

      Section 3.14 Intentionally left blank.

      Section 3.15 Intentionally left blank.

      Section 3.16 Intentionally left blank.

      Section 3.17 Guarantees. Neither Slabsdirect nor any of its subsidiaries is liable for and/or has guaranteed the obligations of any person or entity nor is Slabsdirect or any such subsidiary a party to any agreement to do so.

      Section 3.18 Accuracy; Survival. The representations, warranties and statements of Slabsdirect contained in this Agreement or any Exhibit hereto, or in any Certificate delivered by Slabsdirect pursuant to this Agreement, are true and correct in all material respects and do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading. All such representations, warranties and statements shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by either of the parties to this Agreement.

      Section 3.19 No Conflict. Neither the execution and delivery of this Agreement by Slabsdirect, nor the consummation of the transactions contemplated hereby, do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of a Lien upon the New Shares under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Slabsdirect or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Slabsdirect or any of its assets are bound, or (e) violate any Applicable Law binding upon Slabsdirect and on any of its assets.

      Section 3.20 Slabsdirect Common Stock. All shares of Slabsdirect Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

      Section 3.21 Investment Representation. Slabsdirect acknowledges that the Shares are restricted securities, that Slabsdirect is acquiring the Shares for its own account with the present intention of holding the Shares for purposes of investment and not with a view to their distribution within the meaning of the Securities Act of 1933, as amended. Slabsdirect has relied solely on its independent investigation in making the decision to purchase the Shares. Slabsdirect's determination to purchase the Shares was made independent of, and was not affected by, any statements or opinions (or the lack thereof) regarding the advisability of the purchase or as to the properties, business, prospects or condition (financial or other) of CTT Distributors which may have been made or given by CTT Distributors or the Shareholders.

      Section 3.22 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by Slabsdirect to CTT Distributors and the Shareholders.

                                    ARTICLE 4
                                  MISCELLANEOUS

      Section 4.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

      Section 4.2. Further Assurances. Each of Slabsdirect, CTT Distributors and the Shareholders will use its, his or her, as the case may be, best efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

      Section 4.3 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

      If to Slabsdirect, to:

            Slabsdirect.com, Inc.
            1145 West 7th Avenue
            Vancouver, British Columbia V6H 1B5
            Canada
            Attn:  Steven Bruk, President
            Phone:  (604) 649-8336
            Telecopier: (604) 682-5564

      If to CTT Distributors or the Shareholders, to:

            CTT Distributors Ltd.
            Suite 1200 - 750 West Pender Street
            Vancouver, British Columbia V6C 2T8
            Canada
            Attn:  Amit Sankhala
            Phone:  (604) 681-1194
            Telecopier:  (604) 681-9652

      Section 4.4 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

      Section 4.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      Section 4.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

      Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

      Section 4.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.

      Section 4.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

      Section 4.10 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

      Section 4.11 Brokers. Slabsdirect and CTT Distributors agree to indemnify, defend and hold harmless each other from and against any liability or expense arising out of any claim asserted by any third party for brokerage or finder's fees or agent's commissions, based on an allegation that the other impliedly or expressly engaged such claimant as a finder, broker or agent, or brought such claimant into the negotiations between CTT Distributors and Slabsdirect.

      Section 4.12 Fees and Expenses. Except as otherwise expressly provided in this Agreement or assumed by Slabsdirect in writing; attorneys' fees, accounting fees and all other fees for professional services incurred by each party in effectuating the transactions contemplated by this Agreement shall be paid by the party which incurred such fees. Except as otherwise expressly provided in this Agreement, Slabsdirect and CTT Distributors shall each bear its own expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement whether or not such transactions shall be consummated.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.


Slabsdirect.COM, INC.                    CTT Distributors LTD.


By: /s/ Steven Bruk                      By: /s/ Amit Sankhala
    ------------------------------------     -----------------------------------
    Name: Steven Bruk                        Name: Amit Sankhala
    Title: CEO                               Title: President


SHAREHOLDERS


                                             /s/ Jessika Prasad
                                             -----------------------------------
                                             Jessika Prasad


                                             /s/ Michael Shevchenko
                                             -----------------------------------
                                             Michael Shevchenko


                                             /s/ Jagdeep Bhathal
                                             -----------------------------------
                                             Jagdeep Bhathal


                                             /s/ Nicholas Brown
                                             -----------------------------------
                                             Nicholas Brown


                                             /s/ Taryn Enns
                                             -----------------------------------
                                             Taryn Enns


                                             /s/ Tom Novis
                                             -----------------------------------
                                             Tom Novis


                                             /s/ Lynne Enns
                                             -----------------------------------
                                             Lynne Enns


                                             /s/ Roy Enns
                                             -----------------------------------
                                             Roy Enns


                                             /s/ Kate MacLean
                                             -----------------------------------
                                             Kate MacLean

                                             /s/ Susan Novis
                                             -----------------------------------
                                             Susan Novis


                                             /s/ Richard Novis
                                             -----------------------------------
                                             Richard Novis


                                             /s/ Gordon Moreland
                                             -----------------------------------
                                             Gordon Moreland


                                             /s/ Harry Joa
                                             -----------------------------------
                                             Harry Joa


                                             /s/ Kerri Enns
                                             -----------------------------------
                                             Kerri Enns


                                             /s/ Ali Hussain
                                             -----------------------------------
                                             Ali Hussain


                                             /s/ Abid Shah
                                             -----------------------------------
                                             Abid Shah


                                             /s/ Cyrus Kashani
                                             -----------------------------------
                                             Cyrus Kashani


                                             /s/ Amit Sankhala
                                             -----------------------------------
                                             Amit Sankhala

                                   SCHEDULE I

                        Shares Owned       Allocation Percentage       New Shares to be Issued
Jessika Prasad              35,000                      7.69%                         35,000
Michael Shevchenko          23,000                      5.05%                         23,000
Jagdeep Bhathal             20,000                      4.04%                         20,000
Nicholas Brown              25,000                      5.49%                         25,000
Taryn Enns                  12,000                      2.64%                         12,000
Tom Novis                   13,000                      2.86%                         13,000
Lynne Enns                   9,000                      1.98%                          9,000
Roy Enns                     9,000                      1.98%                          9,000
Kate MacLean                10,000                      2.20%                         10,000
Susan Novis                 17,000                      3.74%                         17,000
Richard Novis              100,000                     21.98%                        100,000
Gordon Moreland             17,000                      3.74%                         17,000
Harry Joa                   80,000                     17.58%                         80,000
Kerri Enns                  19,000                      4.18%                         19,000
Ali Hussain                 26,000                      5.71%                         26,000
Abid Shah                   18,000                      3.96%                         18,000
Cyrus Kashani               22,000                      4.84%                         22,000
Amit Sankhala                    1                         0%                              1
                                                      ------
                           455,001                    100.00%                        455,001
                                                      ------

                                  SCHEDULE 2.14
                             OFFICERS AND DIRECTORS

             Amit Sankhala              Director, President and Secretary


                                       16